Exhibit 99.1

Contacts:	Kristin Southey
Vice President, Investor Relations
(310) 255-2635
ksouthey@activision.com

Maryanne Lataif
Vice President, Corporate Communications
(310) 255-2704
mlataif@activision.com

FOR IMMEDIATE RELEASE

ACTIVISION REPORTS RECORD THIRD QUARTER
FISCAL YEAR 2007 PRELIMINARY RESULTS

— #2 U.S. Console and Handheld Publisher for Fiscal Third Quarter —

— Four Top 11 Best-Selling Titles in December Quarter —

— Raises FY 2007 Net Revenue Outlook to $1.40 Billion and Diluted E.P.S. Outlook—

Santa Monica, CA — February 7, 2007 — Activision, Inc. (Nasdaq: ATVI) today announced preliminary financial results for the fiscal 2007 third quarter and nine months ended December 31, 2006, additional preliminary financial results for the fiscal second quarter ended September 30, 2006 and outlook for future periods.  The fiscal 2007 results and outlook do not take into account any adjustments for additional expenses that may be required in connection with the ongoing review of Activision’s historical stock option grant practices, discussed more fully in our recent press releases and filings with the SEC.  The fiscal 2007 results also exclude any adjustments that may be required by the occurrence of an event subsequent to this release that affects the estimates inherent in the process of preparing those results and should be considered preliminary until Activision files its quarterly reports on Form 10-Q for the second and third quarters of fiscal 2007.  Further, the historical results do not take into account any restatements that may be required in connection with that review, or the determination of the company’s audit committee on January 23, 2007 that the company’s financial statements (as well as earnings releases and similar communications) relating to the fiscal periods referred to in this release (and other periods dating back to fiscal 1992) should no longer be relied upon, and, therefore, are presented for comparative purposes only.

Activision Reports Record Q3 2007 Preliminary Results

For the third quarter of fiscal 2007, ended December 31, 2006, the company expects net revenues of $822.8 million, an increase of $6.6 million as compared to net revenues of $816.2 million previously reported for the third quarter of fiscal 2006.  Net income for the fiscal third quarter is expected to rise to $124.8 million, an 84% increase compared with net income of $67.9 million previously reported for the previous-year fiscal third quarter.  Earnings per diluted share for the quarter are expected to be $0.41, as compared with earnings per diluted share previously reported for the prior-year fiscal third quarter of $0.23.  Excluding the impact of equity-based compensation, the company expects to report earnings per diluted share of $0.42 for the fiscal third quarter.

For the fiscal second quarter ended September 30, 2006, Activision still expects to report net revenues of $188.2 million, as compared to net revenues of $222.5 million previously reported for the second quarter of the prior fiscal year.  The company expects to report a loss per share of $0.06, as compared to the previously reported loss per share of $0.05 for the previous fiscal year’s second quarter.  Excluding the impact of equity-based compensation, the company expects to report a loss per share of $0.05 for the fiscal second quarter.

For the nine-month period ended December 31, 2006, the company expects net revenues of $1.20 billion, as compared to net revenues of $1.28 billion previously reported for the comparable nine-month period of last fiscal year.  The company also expects earnings per diluted share for the nine-month period of $0.30, an increase of 76% as compared to earnings per diluted share of $0.17 previously reported for the comparable period of last fiscal year. Excluding the impact of equity-based compensation, the company expects earnings per diluted share of $0.33 for the nine months ended December 31, 2006.

Robert Kotick, Chairman and CEO of Activision, Inc., commented, “Net revenues for Activision’s third quarter of fiscal 2007 are expected to be the highest in the company’s history.  For the month of November, Activision was the #1 U.S. console and handheld publisher and the #2 publisher for the fiscal third quarter.  We achieved these results with a smaller, focused slate that was anchored by four key titles — Call of Duty® 3, Marvel™: Ultimate Alliance™, Tony Hawk’s Project 8™ and Guitar Hero II™ andstrong execution by our global sales and marketing teams.”

Kotick continued, “During the quarter, we grew both the Call of Duty and Tony Hawk franchises and established two new franchises, Marvel: Ultimate Alliance and Guitar Hero.  Strong launches for both PLAYSTATION® 3 in the U.S. and the Wii™ in the U.S. and Europe, as well as continued consumer adoption of the Xbox 360™ worldwide, suggests a great deal of momentum for next-generation videogame system adoption in the coming years.  As we look toward the future, we remain excited about the improving market conditions for our industry.  The combination of our product slate, the opportunities created by next-generation console systems, the increasing installed base of current-generation console hardware, continued growth in handhelds, as well as higher barriers to entry for new and existing competitors, positions us well to expand our net revenues, earnings and operating margins in the future. ”

Business Highlights

Activision’s fiscal third quarter results were driven by solid performance of its titles across all platforms worldwide.   During the fiscal third quarter, Activision was the only publisher that had four of the top 11 best-selling games in the U.S., according to The NPD Group — Guitar Hero II, Call of Duty 3, Marvel: Ultimate Alliance and Tony Hawk’s Project 8.

Between October and December, Activision released three launch titles for the PLAYSTATION 3 — Call of Duty 3, Marvel™: Ultimate Alliance and Tony Hawk’s Project 8, and five launch titles for the Wii — Call of Duty 3, Marvel: Ultimate Alliance, Rapala Tournament Fishing, Tony Hawk’s Downhill Jam andWorld Series of Poker: Tournament of Champions.

Additionally, the company released Guitar Hero II for the PlayStation® 2 computer entertainment system and several handheld games includingGUN™ Showdown, Activision® Hits Remixed, Over the Hedge™: Hammy Goes Nuts! and Spider-Man™: Battle for New York.

Other business highlights for the fiscal third quarter include:

•             According to The NPD Group, during the quarter, Activision ranked as a top-three U.S. publisher on the Xbox 360, Wii and PLAYSTATION 3 and was the only publisher to achieve this status across all of the next- generation consoles.

•             During the quarter, Activision ranked as the #1 U.S. publisher on the PlayStation 2 computer entertainment system, according to The NPD Group.

•             Guitar Hero II was the #1 console and handheld game in dollars for the U.S. for the month of December and the #2 game overall for the quarter, according to The NPD Group.  Additionally, during the quarter, the company announced that Guitar Hero II is currently in development for the Xbox 360 and will be released this spring.

•             According to The NPD Group, for the third quarter, Call of Duty 3 was the #4 best-selling console and handheld game in dollars in the U.S.

•             Marvel: Ultimate Alliance was the #10-best-selling console and handheld game in dollars for the third quarter, according to The NPD Group.

•             For the eighth consecutive year, the Tony Hawk franchise was a top 10 brand in the U.S. for the fiscal third quarter, according to The NPD Group.

For the fourth quarter, Activision will release Call of Duty®: Roads to Victory for the PSP worldwide, as well as Tony Hawk’s Project 8, Call of Duty 3 and Marvel: Ultimate Alliance for PLAYSTATION 3 in Europe.

Company Outlook

For fiscal year 2007, Activision is increasing its net revenue outlook to $1.40 billion, from $1.37 billion which was given on January 25, 2007.  The company also is raising its diluted earnings per share outlook for the year to $0.21.  Excluding the impact of equity-based compensation, the company expects diluted earnings per share of $0.26.

For its fiscal fourth quarter, the company is increasing its net revenue outlook to $200 million, from its previous outlook of $170 million, based on better visibility regarding the allocation of PLAYSTATION 3 hardware to its European distribution business.  The company now expects a loss per share of $0.09 for the fiscal fourth quarter.  Excluding the impact of equity-based compensation, the company expects a loss per share of $0.08, as compared to its previous loss per share outlook of $0.09.

As previously announced, the company believes that its fiscal fourth quarter results will be significantly impacted by higher legal expenses and professional fees relating primarily to its internal review of historical stock option practices, including the special sub-committee review, Nasdaq proceedings, informal SEC inquiry and derivative litigation, and the company’s decision to move the release of Enemy Territory™: QUAKE Wars into fiscal year 2008.

The company also reaffirmed its fiscal year 2008 net revenue outlook which is expected to exceed $1.6 billion.

Conference Call

Today at 4:30 p.m. EST, Activision’s management will host a conference call and Webcast to discuss preliminary financial results from the company’s third fiscal quarter and outlook for future periods.  The company welcomes all members of the financial and media communities to visit the “Investor Relations” area of www.activision.com to listen to the conference call via live Webcast or to listen to the call live by dialing into (719) 457-2653 in the U.S.

A “replay” of the call will be available for two business days beginning approximately two hours after the call’s conclusion.  If you would like to take advantage of this special service, you can access it by calling (719) 457-0820 and entering the pass-code: 5492474.  In addition, the replay on the Internet will be archived at http://www.activision.com.

Non-GAAP Financial Measures

Activision provides net earnings (loss) per share data which excludes the impact of expenses related to stock options, employee stock purchase plan, and restricted stock under Statement of Financial Accounting Standards No. 123 (revised 2004), “Share Based Payment” (FAS 123(R)) and the associated tax benefit.

This financial measure is not determined in accordance with generally accepted accounting principles (GAAP), and the exclusion of those amounts has the effect of increasing non-GAAP earnings per share by that same amount per share as compared to GAAP earnings per share for the period.

Management compensates for this exclusion by presenting the most comparable GAAP measure, net income, directly ahead of non-GAAP net income (loss) in this earnings release and by providing a reconciliation that shows and describes the adjustments made in the accompanying tables.  Management does not believe this exclusion is material, particularly when such measure is disclosed with its most comparable GAAP financial measure, net income (loss).

Management believes that the presentation of this non-GAAP financial measure provides investors with additional useful information to measure the company’s financial performance because it allows for a better comparison of results in the periods reported herein to those in prior periods that did not include FAS 123(R) equity-based compensation expense.  This non-GAAP financial measure should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.  Non-GAAP net earnings (loss) do not include certain expenses required to be recorded in order to present earnings in accordance with GAAP and the term non-GAAP net earnings (loss) does not have a standardized meaning.  Therefore, other companies may use the same or similarly named measure but exclude different items, which may not provide investors a comparable view of the company’s performance in relation to other companies in the same industry.

About Activision

Headquartered in Santa Monica, California, Activision, Inc. is a leading worldwide developer, publisher and distributor of interactive entertainment and leisure products.  Founded in 1979, Activision posted net revenues of $1.47 billion for the fiscal year ended March 31, 2006.

Activision maintains operations in the U.S., Canada, the United Kingdom, France, Germany, Italy, Japan, Australia, Sweden, Spain, the Netherlands and South Korea.  More information about Activision and its products can be found on the company’s World Wide Web site, which is located at www.activision.com.

Cautionary Notes Regarding Financial Results and Outlook and Other Forward-Looking Statements:

The financial results and outlook reported in this press release do not take into account any adjustments or restatements that may be required in connection with the ongoing review of the company’s historical stock option grant practices by the sub-committee of independent directors of the company.  Further information on that review is discussed in the company’s filings with the SEC.

As previously disclosed, the company’s financial statements, earnings releases and similar communications relating to fiscal periods commencing with the company’s 1992 fiscal year should no longer be relied upon and historical financial results are presented for comparative purposes only.  The company expects to restate previously issued financial statements relating to such periods and any restatement of the company’s historical financial statements could result in changes to the company’s fiscal year 2007 financial statements.  Further, until the company files its quarterly reports on Form 10-Q for the quarters ended September 30, 2006 and December 31, 2006, the company will be required to adjust the financial results for those quarters to account for any subsequent events that affect the estimates inherent in the process of preparing results for those quarters and those results should be considered preliminary until the company files those reports.  The statements made in this press release that are not historical facts are “forward-looking statements.”  These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties.  The company cautions readers of this press release that a number of important factors could cause Activision’s actual future results to differ materially from those expressed in any such forward-looking statements. Such factors include, without limitation, the adjustments and restatements referred to above, the findings of the special sub-committee, the effect of the special sub-committee’s review and conclusions and developments on the informal inquiry opened by the SEC in July 2006 and the derivative litigation filed in July 2006 against certain current and former directors and officers of the company, the possibility that additional claims and proceedings will be commenced, including additional stockholder litigation, employee litigation, and additional action by the SEC and/or other regulatory agencies, expenses resulting from or relating to the special sub-committee review and related regulatory proceedings and litigation, the company’s ability to timely file required reports with the SEC, and the possibility that the company will be subject to delisting from the Nasdaq Global Select Market due to its inability to timely file periodic reports under the Securities Exchange Act of 1934.  Other factors that could cause Activision’s actual future results to differ materially from those expressed in the forward-looking statements set forth in this release include, without limitation, other litigation (unrelated to stock option granting practices), sales of the company’s titles, shifts consumer spending trends, the seasonal and cyclical nature of the interactive game market, the company’s ability to predict consumer preferences among competing hardware platforms (including next-generation hardware), declines in software pricing, product returns and price protection, product delays, retail acceptance of the company’s products, adoption rate of new hardware and related software, industry competition, rapid changes in technology and industry standards, protection of proprietary rights, maintenance of relationships with key personnel, vendors and third-party developers, international economic and political conditions, natural disasters, integration of recently acquired subsidiaries, and identification of suitable future acquisition opportunities.  These important factors and other factors that potentially could cause actual future results to differ materially from current expectations are described in our filings with the SEC, including the company’s most recent annual report on Form 10-K, quarterly report on Form 10-Q and current reports on Form 8-K dated October 25, 2006, November 6, 2006, November 15, 2006 and January 25, 2007.  Readers of this press release are referred to such filings.  The forward-looking statements in this press release are based upon information available to the company as of the date of the release, and the company assumes no obligations to update any such forward-looking statement.  The company may change its intention, belief or expectation, at any time and without notice, based upon any changes in the enumerated factors or in the company’s assumptions, or otherwise, and forward-looking statements believed to be true when made may ultimately prove to be incorrect.  These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the company’s control and may cause our actual results to differ materially from our current expectations.

(Tables to Follow)

ACTIVISION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except earnings per share data)

	Quarter ended December 31,		Nine months ended December 31,
	2006	2005	2006	2005
Net revenues	$822,833	$816,242	$1,199,074	$1,279,875
Costs and expenses:
Cost of sales - product costs	383,020	367,685	619,017	617,021
Cost of sales - software royalties and amortization	77,384	104,264	105,567	139,267
Cost of sales - intellectual property licenses	23,566	26,376	37,838	55,765
Product development	37,147	53,139	88,346	99,013
Sales and marketing	90,159	155,999	158,056	258,957
General and administrative	44,438	24,712	88,989	65,780
Total operating expenses	655,714	732,175	1,097,813	1,235,803
Operating income	167,119	84,067	101,261	44,072
Investment income, net	9,724	9,162	26,031	22,840
Income before income tax provision	176,843	93,229	127,292	66,912
Income tax provision	52,072	25,284	37,728	15,794
Net income	$124,771	$67,945	$89,564	$51,118
Basic earnings per share	$0.44	$0.25	$0.32	$0.19
Weighted average common shares outstanding	282,512	274,965	280,499	272,089
Diluted earnings per share	$0.41	$0.23	$0.30	$0.17
Weighted average common shares outstanding assuming dilution	305,197	298,752	302,398	295,963

The fiscal 2007 results and outlook do not take into account any adjustments for additional expenses that may be required in connection with the previously announced ongoing review of Activision’s historical stock option grant practices.  The fiscal 2007 results also exclude any adjustments that may be required by the occurrence of an event subsequent to this release that affects the estimates inherent in the process of preparing those results and should be considered preliminary until Activision files its quarterly reports on Form 10-Q for the second and third quarters of fiscal 2007.  Further, the historical results do not take into account any restatements that may be required in connection with that review, or the determination of the company’s audit committee on January 23, 2007 that the company’s financial statements (as well as earnings releases and similar communications) relating to the fiscal periods referred to in this release (and other periods dating back to fiscal 1992) should no longer be relied upon, and, therefore, are presented for comparative purposes only.

ACTIVISION, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except earnings per share data)

	Quarter ended December 31, 2006
	GAAP	Equity-Based Compensation Adjustment*	Non-GAAP
Net revenues	$822,833	$—	$822,833
Costs and expenses:
Cost of sales - product costs	383,020	—	383,020
Cost of sales - software royalties and amortization	77,384	1,771	75,613
Cost of sales - intellectual property licenses	23,566	—	23,566
Product development	37,147	1,193	35,954
Sales and marketing	90,159	1,315	88,844
General and administrative	44,438	2,988	41,450
Total operating expenses	655,714	7,267	648,447
Operating income (loss)	167,119	(7,267)	174,386
Investment income, net	9,724	—	9,724
Income before income tax provision (benefit)	176,843	(7,267)	184,110
Income tax provision (benefit)	52,072	(2,827)	54,899
Net income (loss)	$124,771	$(4,440)	$129,211
Basic earnings (loss) per share	$0.44	$(0.02)	$0.46
Weighted average common shares outstanding	282,512	282,512	282,512
Diluted earnings (loss) per share	$0.41	$(0.01)	$0.42
Weighted average common shares outstanding assuming dilution	305,197	305,197	305,197

*                    Includes expense related to stock options, employee stock purchase plan, and restricted stock under Statement of Financial Accounting Standards No. 123 (revised 2004), “Share Based Payment.” See explanation above regarding the Company’s practice on reporting non-GAAP financial measures.

The fiscal 2007 results and outlook do not take into account any adjustments for additional expenses that may be required in connection with the previously announced ongoing review of Activision’s historical stock option grant practices.  The fiscal 2007 results also exclude any adjustments that may be required by the occurrence of an event subsequent to this release that affects the estimates inherent in the process of preparing those results and should be considered preliminary until Activision files its quarterly reports on Form 10-Q for the second and third quarters of fiscal 2007.  Further, the historical results do not take into account any restatements that may be required in connection with that review, or the determination of the company’s audit committee on January 23, 2007 that the company’s financial statements (as well as earnings releases and similar communications) relating to the fiscal periods referred to in this release (and other periods dating back to fiscal 1992) should no longer be relied upon, and, therefore, are presented for comparative purposes only.

ACTIVISION, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except earnings per share data)

	Nine months ended December 31, 2006
	GAAP	Equity-Based Compensation Adjustment	Non-GAAP
Net revenues	$1,199,074	$—	$1,199,074
Costs and expenses:
Cost of sales - product costs	619,017	—	619,017
Cost of sales - software royalties and amortization	105,567	1,796	103,771
Cost of sales - intellectual property licenses	37,838	—	37,838
Product development	88,346	3,443	84,903
Sales and marketing	158,056	3,160	154,896
General and administrative	88,989	8,535	80,454
Total operating expenses	1,097,813	16,934	1,080,879
Operating income (loss)	101,261	(16,934)	118,195
Investment income, net	26,031	—	26,031
Income (loss) before income tax benefit	127,292	(16,934)	144,226
Income tax provision (benefit)	37,728	(6,587)	44,315
Net income (loss)	$89,564	$(10,347)	$99,911
Basic earnings (loss) per share	$0.32	$(0.04)	$0.36
Weighted average common shares outstanding	280,499	280,499	280,499
Diluted earnings (loss) per share	$0.30	$(0.03)	$0.33
Weighted average common shares outstanding assuming dilution	302,398	302,398	302,398

*                    Includes expense related to stock options, employee stock purchase plan, and restricted stock under Statement of Financial Accounting Standards No. 123 (revised 2004), “Share Based Payment.” See explanation above regarding the Company’s practice on reporting non-GAAP financial measures.

The fiscal 2007 results and outlook do not take into account any adjustments for additional expenses that may be required in connection with the previously announced ongoing review of Activision’s historical stock option grant practices.  The fiscal 2007 results also exclude any adjustments that may be required by the occurrence of an event subsequent to this release that affects the estimates inherent in the process of preparing those results and should be considered preliminary until Activision files its quarterly reports on Form 10-Q for the second and third quarters of fiscal 2007.  Further, the historical results do not take into account any restatements that may be required in connection with that review, or the determination of the company’s audit committee on January 23, 2007 that the company’s financial statements (as well as earnings releases and similar communications) relating to the fiscal periods referred to in this release (and other periods dating back to fiscal 1992) should no longer be relied upon, and, therefore, are presented for comparative purposes only.

ACTIVISION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,	March 31,
	2006	2006
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$805,200	$944,960
Accounts receivable, net	454,699	28,782
Inventories	85,800	61,483
Software development	97,727	40,260
Intellectual property licenses	31,128	4,973
Deferred income taxes	5,148	9,664
Other current assets	15,627	25,933
Total current assets	1,495,329	1,116,055
Software development	3,876	20,359
Intellectual property licenses	62,300	82,073
Property and equipment, net	46,713	45,368
Deferred income taxes	21,923	53,813
Other assets	8,259	1,409
Goodwill	188,398	100,446
Total assets	$1,826,798	$1,419,523
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$193,873	$88,994
Accrued expenses	203,670	103,169
Total current liabilities	397,543	192,163
Other liabilities	41,128	1,776
Total liabilities	438,671	193,939
Shareholders’ equity:
Common stock	—	—
Additional paid-in capital	891,379	823,735
Retained earnings	478,077	388,513
Accumulated other comprehensive income	18,671	16,369
Unearned compensation	—	(3,033)
Total shareholders’ equity	1,388,127	1,225,584
Total liabilities and shareholders’ equity	$1,826,798	$1,419,523

The fiscal 2007 results and outlook do not take into account any adjustments for additional expenses that may be required in connection with the previously announced ongoing review of Activision’s historical stock option grant practices.  The fiscal 2007 results also exclude any adjustments that may be required by the occurrence of an event subsequent to this release that affects the estimates inherent in the process of preparing those results and should be considered preliminary until Activision files its quarterly reports on Form 10-Q for the second and third quarters of fiscal 2007.  Further, the historical results do not take into account any restatements that may be required in connection with that review, or the determination of the company’s audit committee on January 23, 2007 that the company’s financial statements (as well as earnings releases and similar communications) relating to the fiscal periods referred to in this release (and other periods dating back to fiscal 1992) should no longer be relied upon, and, therefore, are presented for comparative purposes only.

ACTIVISION, INC. AND SUBSIDIARIES
FINANCIAL INFORMATION
For the Quarter and Nine Months Ended December 31, 2006 and 2005

(Amounts in thousands)

	Quarter Ended				Percent Increase (Decrease)
	December 31, 2006		December 31, 2005
	Amount	% of Total	Amount	% of Total
Geographic Revenue Mix
North America	$463,019	56%	$402,314	49%	15%
International	359,814	44%	413,928	51%	(13)%
Total net revenues	$822,833	100%	$816,242	100%	1%

Segment/Platform Mix
Publishing:
Console	$543,709	66%	$479,686	59%	13%
Hand-held	71,294	9%	74,032	9%	(4)%
PC	33,368	4%	113,782	14%	(71)%
Total publishing net revenues	648,371	79%	667,500	82%	(3)%

Distribution:
Console	102,515	12%	95,408	12%	7%
Hand-held	57,047	7%	37,154	4%	54%
PC	14,900	2%	16,180	2%	(8)%
Total distribution net revenues	174,462	21%	148,742	18%	17%
Total net revenues	$822,833	100%	$816,242	100%	1%

	Nine Months Ended				Percent Increase (Decrease)
	December 31, 2006		December 31, 2005
	Amount	% of Total	Amount	% of Total
Geographic Revenue Mix
North America	$636,882	53%	$626,538	49%	2%
International	562,192	47%	653,337	51%	(14)%
Total net revenues	$1,199,074	100%	$1,279,875	100%	(6)%

Segment/Platform Mix
Publishing:
Console	$718,034	60%	$730,073	57%	(2)%
Hand-held	121,080	10%	143,650	11%	(16)%
PC	69,423	6%	154,735	12%	(55)%
Total publishing net revenues	908,537	76%	1,028,458	80%	(12)%

Distribution:
Console	164,640	14%	163,344	13%	1%
Hand-held	98,632	8%	60,229	5%	64%
PC	27,265	2%	27,844	2%	(2)%
Total distribution net revenues	290,537	24%	251,417	20%	16%
Total net revenues	$1,199,074	100%	$1,279,875	100%	(6)%

The fiscal 2007 results and outlook do not take into account any adjustments for additional expenses that may be required in connection with the previously announced ongoing review of Activision’s historical stock option grant practices.  The fiscal 2007 results also exclude any adjustments that may be required by the occurrence of an event subsequent to this release that affects the estimates inherent in the process of preparing those results and should be considered preliminary until Activision files its quarterly reports on Form 10-Q for the second and third quarters of fiscal 2007.  Further, the historical results do not take into account any restatements that may be required in connection with that review, or the determination of the company’s audit committee on January 23, 2007 that the company’s financial statements (as well as earnings releases and similar communications) relating to the fiscal periods referred to in this release (and other periods dating back to fiscal 1992) should no longer be relied upon, and, therefore, are presented for comparative purposes only.

ACTIVISION, INC. AND SUBSIDIARIES
FINANCIAL INFORMATION
For the Quarter and Nine Months Ended December 31, 2006 and 2005

	Quarter Ended	Quarter Ended	Nine Months Ended	Nine Months Ended
	December 31, 2006	December 31, 2005	December 31, 2006	December 31, 2005

Publishing Net Revenues

PC	5%	17%	8%	15%

Console	84%	72%	79%	71%
Sony PlayStation 3	4%	0%	3%	0%
Sony PlayStation 2	45%	39%	44%	38%
Microsoft Xbox 360	22%	11%	19%	7%
Microsoft Xbox	5%	15%	6%	19%
Nintendo Wii	7%	0%	5%	0%
Nintendo GameCube	1%	7%	2%	7%

Hand-held	11%	11%	13%	14%
Sony PlayStation Portable	4%	3%	4%	5%
Nintendo Dual Screen	4%	2%	4%	2%
Nintendo Game Boy Advance	3%	6%	5%	7%

Total publishing net revenues	100%	100%	100%	100%

The fiscal 2007 results and outlook do not take into account any adjustments for additional expenses that may be required in connection with the previously announced ongoing review of Activision’s historical stock option grant practices.  The fiscal 2007 results also exclude any adjustments that may be required by the occurrence of an event subsequent to this release that affects the estimates inherent in the process of preparing those results and should be considered preliminary until Activision files its quarterly reports on Form 10-Q for the second and third quarters of fiscal 2007.  Further, the historical results do not take into account any restatements that may be required in connection with that review, or the determination of the company’s audit committee on January 23, 2007 that the company’s financial statements (as well as earnings releases and similar communications) relating to the fiscal periods referred to in this release (and other periods dating back to fiscal 1992) should no longer be relied upon, and, therefore, are presented for comparative purposes only.

ACTIVISION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except earnings per share data)

	Quarter ended September 30,		Six months ended September 30,
	2006	2005	2006	2005
Net revenues	$188,172	$222,540	$376,241	$463,633
Costs and expenses:
Cost of sales - product costs	127,374	112,582	235,997	249,336
Cost of sales - software royalties and amortization	8,933	20,427	28,183	35,003
Cost of sales - intellectual property licenses	4,356	8,449	14,272	29,389
Product development	25,777	28,072	51,199	45,874
Sales and marketing	31,703	56,640	67,897	102,958
General and administrative	23,101	22,917	44,551	41,068
Total operating expenses	221,244	249,087	442,099	503,628
Operating loss	(33,072)	(26,547)	(65,858)	(39,995)
Investment income, net	8,032	6,330	16,307	13,678
Loss before income tax benefit	(25,040)	(20,217)	(49,551)	(26,317)
Income tax benefit	(7,659)	(6,975)	(14,344)	(9,490)
Net loss	$(17,381)	$(13,242)	$(35,207)	$(16,827)
Basic loss per share	$(0.06)	$(0.05)	$(0.13)	$(0.06)
Weighted average common shares outstanding	280,627	272,129	279,487	270,643
Diluted loss per share	$(0.06)	$(0.05)	$(0.13)	$(0.06)
Weighted average common shares outstanding assuming dilution	280,627	272,129	279,487	270,643

The fiscal 2007 results and outlook do not take into account any adjustments for additional expenses that may be required in connection with the previously announced ongoing review of Activision’s historical stock option grant practices.  The fiscal 2007 results also exclude any adjustments that may be required by the occurrence of an event subsequent to this release that affects the estimates inherent in the process of preparing those results and should be considered preliminary until Activision files its quarterly reports on Form 10-Q for the second and third quarters of fiscal 2007.  Further, the historical results do not take into account any restatements that may be required in connection with that review, or the determination of the company’s audit committee on January 23, 2007 that the company’s financial statements (as well as earnings releases and similar communications) relating to the fiscal periods referred to in this release (and other periods dating back to fiscal 1992) should no longer be relied upon, and, therefore, are presented for comparative purposes only.

ACTIVISION, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET LOSS
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except earnings per share data)

	Quarter ended September 30, 2006
	GAAP	Equity-Based Compensation Adjustment*	Non-GAAP
Net revenues	$188,172	$—	$188,172
Costs and expenses:
Cost of sales - product costs	127,374	—	127,374
Cost of sales - software royalties and amortization	8,933	—	8,933
Cost of sales - intellectual property licenses	4,356	—	4,356
Product development	25,777	774	25,003
Sales and marketing	31,703	790	30,913
General and administrative	23,101	2,900	20,201
Total operating expenses	221,244	4,464	216,780
Operating loss	(33,072)	(4,464)	(28,608)
Investment income, net	8,032	—	8,032
Loss before income tax benefit	(25,040)	(4,464)	(20,576)
Income tax benefit	(7,659)	(1,783)	(5,876)
Net loss	$(17,381)	$(2,681)	$(14,700)
Basic loss per share	$(0.06)	$(0.01)	$(0.05)
Weighted average common shares outstanding	280,627	280,627	280,627
Diluted loss per share	$(0.06)	$(0.01)	$(0.05)
Weighted average common shares outstanding assuming dilution	280,627	280,627	280,627

*                    Includes expense related to stock options, employee stock purchase plan, and restricted stock under Statement of Financial Accounting Standards No. 123 (revised 2004), “Share Based Payment.” See explanation above regarding the Company’s practice on reporting non-GAAP financial measures.

The fiscal 2007 results and outlook do not take into account any adjustments for additional expenses that may be required in connection with the previously announced ongoing review of Activision’s historical stock option grant practices.  The fiscal 2007 results also exclude any adjustments that may be required by the occurrence of an event subsequent to this release that affects the estimates inherent in the process of preparing those results and should be considered preliminary until Activision files its quarterly reports on Form 10-Q for the second and third quarters of fiscal 2007.  Further, the historical results do not take into account any restatements that may be required in connection with that review, or the determination of the company’s audit committee on January 23, 2007 that the company’s financial statements (as well as earnings releases and similar communications) relating to the fiscal periods referred to in this release (and other periods dating back to fiscal 1992) should no longer be relied upon, and, therefore, are presented for comparative purposes only.

ACTIVISION, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET LOSS
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except earnings per share data)

	Six months ended September 30, 2006
	GAAP	Equity-Based Compensation Adjustment*	Non-GAAP
Net revenues	$376,241	$—	$376,241
Costs and expenses:
Cost of sales - product costs	235,997	—	235,997
Cost of sales - software royalties and amortization	28,183	25	28,158
Cost of sales - intellectual property licenses	14,272	—	14,272
Product development	51,199	2,250	48,949
Sales and marketing	67,897	1,845	66,052
General and administrative	44,551	5,547	39,004

Total operating expenses	442,099	9,667	432,432
Operating loss	(65,858)	(9,667)	(56,191)
Investment income, net	16,307	—	16,307
Loss before income tax benefit	(49,551)	(9,667)	(39,884)
Income tax benefit	(14,344)	(3,760)	(10,584)

Net loss	$(35,207)	$(5,907)	$(29,300)

Basic loss per share	$(0.13)	$(0.02)	$(0.10)
Weighted average common shares outstanding	279,487	279,487	279,487

Diluted loss per share	$(0.13)	$(0.02)	$(0.10)
Weighted average common shares outstanding assuming dilution	279,487	279,487	279,487

*    Includes expense related to stock options, employee stock purchase plan, and restricted stock under Statement of Financial Accounting Standards No. 123 (revised 2004), “Share Based Payment.”
See explanation above regarding the Company’s practice on reporting non-GAAP financial measures.

The fiscal 2007 results and outlook do not take into account any adjustments for additional expenses that may be required in connection with the previously announced ongoing review of Activision’s historical stock option grant practices.  The fiscal 2007 results also exclude any adjustments that may be required by the occurrence of an event subsequent to this release that affects the estimates inherent in the process of preparing those results and should be considered preliminary until Activision files its quarterly reports on Form 10-Q for the second and third quarters of fiscal 2007.  Further, the historical results do not take into account any restatements that may be required in connection with that review, or the determination of the company’s audit committee on January 23, 2007 that the company’s financial statements (as well as earnings releases and similar communications) relating to the fiscal periods referred to in this release (and other periods dating back to fiscal 1992) should no longer be relied upon, and, therefore, are presented for comparative purposes only.

ACTIVISION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30,	March 31,
	2006	2006
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$747,395	$944,960
Accounts receivable, net	97,086	28,782
Inventories	71,063	61,483
Software development	95,516	40,260
Intellectual property licenses	23,996	4,973
Deferred income taxes	6,761	9,664
Other current assets	37,204	25,933

Total current assets	1,079,021	1,116,055
Software development	22,147	20,359
Intellectual property licenses	71,100	82,073
Property and equipment, net	45,185	45,368
Deferred income taxes	69,737	53,813
Other assets	7,274	1,409
Goodwill	188,254	100,446

Total assets	$1,482,718	$1,419,523

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$83,417	$88,994
Accrued expenses	115,609	103,169

Total current liabilities	199,026	192,163

Other liabilities	41,070	1,776

Total liabilities	240,096	193,939
Shareholders’ equity:
Common stock	—	—
Additional paid-in capital	876,736	823,735
Retained earnings	353,306	388,513
Accumulated other comprehensive income	12,580	16,369
Unearned compensation	—	(3,033)

Total shareholders’ equity	1,242,622	1,225,584

Total liabilities and shareholders’ equity	$1,482,718	$1,419,523

*    The amount shown above for Accounts Receivable, Net at September 30, 2006 is approximately $1 million higher than the amount previously disclosed in our November 6, 2006 press release due to subsequent events which affected previously recorded estimates for uncollectible accounts.

The fiscal 2007 results and outlook do not take into account any adjustments for additional expenses that may be required in connection with the previously announced ongoing review of Activision’s historical stock option grant practices.  The fiscal 2007 results also exclude any adjustments that may be required by the occurrence of an event subsequent to this release that affects the estimates inherent in the process of preparing those results and should be considered preliminary until Activision files its quarterly reports on Form 10-Q for the second and third quarters of fiscal 2007.  Further, the historical results do not take into account any restatements that may be required in connection with that review, or the determination of the company’s audit committee on January 23, 2007 that the company’s financial statements (as well as earnings releases and similar communications) relating to the fiscal periods referred to in this release (and other periods dating back to fiscal 1992) should no longer be relied upon, and, therefore, are presented for comparative purposes only.